UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway,

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (702) 453-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Operating Officer and President

On February 24, 2021, Paysign, Inc. (the “Company”) announced that Ms. Joan M. Herman was retiring from her position as Chief Operating Officer of the Company, effective as of February 22, 2021 (the “COO Effective Date”) and that the board of directors of the Company (the “Board”) had appointed Mr. Matt Lanford to succeed Ms. Herman as Chief Operating Officer. The Company also announced that the Board has named Mr. Lanford President, succeeding Mark Newcomer, who will continue in his role as Chief Executive Officer.

Mr. Lanford joined Paysign in 2019 as chief product officer, bringing with him more than 30 years of payments industry experience. Mr. Lanford served as senior vice president and general manager of the financial services division of InComm Payments from 2016 to 2019, where he was responsible for the company’s consumer-facing Vanilla™ suite of products. Prior to his tenure at InComm, Mr. Lanford was with Mastercard from 2006 to 2016, where he was a vice president with the global prepaid product and solutions group and the prepaid product lead for Europe, based in London. Mr. Lanford had regional responsibility for innovation, product development, go-to-market strategy and commercialization of the Mastercard prepaid portfolio of products, in addition to senior leadership roles in product management and investor relations. Mr. Lanford was twice awarded the prestigious top spot in Europe’s Prepaid Power 10. Mr. Lanford earned his Bachelor of Science in Computer Science from the University of Arkansas at Little Rock.

Ms. Herman will continue as a director of the Company and will also continue to be employed by the Company after the COO Effective Date as Executive Vice President of Operations.

Departure of Chief Financial Officer; Appointment of Successor Chief Financial Officer.

Also, on February 24, 2021 the Company announced that Mr. Mark K. Attinger resigned from his position as Chief Financial Officer of the Company, effective February 19, 2021 (the “CFO Effective Date”), and that the Board had appointed Jeffery Baker to succeed Mr. Attinger as Chief Financial Officer, effective February 22, 2021.

Before joining the Company, Mr. Baker was with Incomm Payments from 2011 to 2021. Mr. Baker served as executive vice president of mergers and acquisitions, completing acquisitions, divestitures, joint ventures and investments throughout the Americas, Asia and Australia. Prior to InComm, Mr. Baker was chief development and strategy officer at Global Payments Inc., one of the world’s leading payment processing companies, where he completed worldwide acquisitions and divestitures. During his career Mr. Baker has also held various senior equity analyst positions at firms covering the financial technologies and services, business-to-business (B2B), personal computer and enterprise storage industries, including U.S. Bancorp Piper Jaffray, W.R. Hambrecht & Co., SunTrust Equitable Securities, and Principal Financial Securities. Mr. Baker also serves as a Georgia regional director of Birmingham, Alabama-based ServisFirst Bank. Mr. Baker is a graduate of Texas Christian University in Ft. Worth, Texas, where he graduated cum laude with a Bachelor of Business Administration in Finance.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on February 24, 2021, disclosing the changes of its Chief Operating Officer and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 7.01 of Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 24, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: February 24, 2021	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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